UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 18, 2009
ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

001-32935	88-0331369
(Commission File Number)	(IRS Employer Identification No.)
9229 Delegates Row, Suite 260, Indianapolis, Indiana 46240
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (317) 569-8234
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On May 18, 2009, Arcadia Resources, Inc. (the “Company” or “Arcadia”), through its second-tier wholly-owned subsidiary Arcadia Products, Inc., entered into a Stock Purchase Agreement with AeroCare Holdings, Inc. (“AeroCare”) effective May 16, 2009 and closed on the sale of all of the outstanding shares of common stock of Beacon Respiratory Services of Georgia, Inc., Trinity Healthcare of Winston Salem, Inc. and Lovell Medical Supply, Inc. (collectively the “Sold Corporations”), all wholly-owned subsidiaries of Arcadia Products, Inc. The Sold Corporations engaged in the sale of durable medical equipment in Georgia, North Carolina and South Carolina (the “Southeast”). Total consideration for the sale was $4,750,000 in cash, of which $475,000 will be held back by AeroCare for up to twelve months to secure Arcadia Product’s obligations. The Company agreed to guaranty the performance of each Sold Corporation, with the Company’s liability not to exceed the purchase price for each, except for claims for fraud or intentional misrepresentation.
On May 19, 2009, the Company and certain of its wholly-owned subsidiaries, including Arcadia Home Oxygen and Medical Equipment and American Oxygen and Medical Equipment, Inc. (the “Seller Entities” and collectively with the others, the “Sellers”), entered into an Asset Purchase Agreement with Braden Partners, L.P. (“Braden”) and closed on the sale of substantially all of the assets of the Seller Entities, which were engaged in the sale of durable medical equipment in Illinois, Indiana and Kentucky (the “Midwest”). The total consideration for the sale was $4,000,000 in cash, of which $1,000,000 will be held back by Braden for up to twelve months to secure Sellers’ obligations under the Asset Purchase Agreement. The Seller Entities retained the accounts receivable relating to services provided through May 17, 2009 totaling approximately $1,200,000.
The Stock Purchase Agreement with AeroCare and Asset Purchase Agreement with Braden contain customary representations, warranties and indemnity terms. The aggregate liability of each seller to each purchaser for all claims arising out of each transaction is limited to an amount not to exceed the total purchase consideration paid. Each seller and the Company agreed not to compete with each purchaser for a period of 60 months from the respective closing dates, in businesses related to durable medical equipment and respiratory therapy.

Item 9.01 Financial Statements and Exhibits
(d) The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

10.1	Stock Purchase Agreement by and between Arcadia Products, Inc. and Aerocare Holdings, Inc. dated May 18, 2009

10.2
Asset Purchase Agreement by and among Braden Partners, L.P., a California limited partnership, American Oxygen and Medical Equipment, Inc., Arcadia Home Oxygen and Medical Equipment, Inc., Arcadia Products, Inc., RKDA, Inc, and Arcadia Resources, Inc. effective as of May 19, 2009

99.1	Press Release dated May 19, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.
By:	/s/ Matthew R. Middendorf
Matthew R. Middendorf
Its:	Chief Financial Officer, Treasurer and Secretary

Dated: May 21, 2009